Exhibit 5.15

March 12, 2019

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as West Virginia counsel to Oak Hill Hospital Corporation, organized and existing under the laws of the State of West Virginia (the “West Virginia Subsidiary Guarantor”), in connection with the West Virginia Subsidiary Guarantor’s proposed guarantees (collectively, the “Debt Securities Guarantees”) of debt securities (collectively, the “Debt Securities”) to be issued from time to time by Community Health Systems, Inc., a Delaware corporation (“Parent”), or CHS/Community Health Systems, Inc., a Delaware corporation (“CHS” and, together with Parent, the “Issuers”), pursuant to Issuers’ registration statement on Form S-3 dated March 12, 2019 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”).

In rendering the opinions set forth below, we have, with your consent, relied only upon examination of the documents described above and have made no independent verification or investigation of the factual matters set forth herein. We did not participate in the negotiation or preparation of the Indentures (as defined below) and have not advised the Issuers or the West Virginia Subsidiary Guarantor with respect to such documents or transactions contemplated thereby.

In rendering our opinions herein, we have relied with respect to factual matters, upon the Officers’ Certificate (defined below), and certificates of public officials referred to below. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

(i) the Certificate of Incorporation and Bylaws for the West Virginia Subsidiary Guarantor;

(ii) the certificate with respect to various factual matters signed by an officer of the West Virginia Subsidiary Guarantor and dated March 12, 2019 (the “Officers’ Certificate”);

(iii) the Certificate of Existence as issued by the West Virginia Secretary of State and dated as of March 11, 2019;

(iv) Form of Indenture, by and between Parent and Regions Bank, as trustee (the “Exhibit 4.1 Parent Indenture”) relating to Senior Debt Securities (incorporated by reference to Exhibit 4.1 of Parent’s Registration Statement on Form S-3 filed May 6, 2015 (No. 333-203918));

(v) Form of Indenture, by and between Parent and Regions Bank, as trustee (the “Exhibit 4.2 Parent Indenture”) relating to the Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 of Parent’s Registration Statement on Form S-3 filed May 6, 2015 (No. 333-203918));

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

March 12, 2019

(vi) Indenture, dated as of March 16, 2017, by and between CHS and Regions Bank, as trustee (the “2017 CHS Indenture”) relating to the Senior Debt Securities (incorporated by reference to Exhibit 4.1 of Parent’s Current Report on Form 8-K filed March 16, 2017 (No. 001-15925)); and

(vii) Form of Indenture, by and between CHS and Regions Banks, as trustee (the “Exhibit 4.4 CHS Indenture” and, together with the Exhibit 4.1 Parent Indenture, Exhibit 4.2 Parent Indenture and the 2017 CHS Indenture, the “Indentures”) relating to the Subordinated Debt Securities (incorporated by reference to Exhibit 4.4 of Parent’s Registration Statement on Form S-3 filed May 6, 2015 (No. 333-203918)).

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The West Virginia Subsidiary Guarantor validly exists under the laws of the State of West Virginia.

2. The West Virginia Subsidiary Guarantor has the requisite corporate power to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform its obligations under the Debt Securities Guarantees.

3. The Debt Securities Guarantees, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed, and delivered for corporate law purposes by the West Virginia Subsidiary Guarantor.

The opinions that are expressed herein are further subject to the following exceptions, limitations, assumptions and qualifications.

(a) The opinions expressed above are subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws of general application under the laws of the State of West Virginia and the United States relating to or affecting creditors’ rights, and to general principles of equity, judicial discretion and general requirements of good faith, fair dealing and commercial reasonableness (whether a matter is considered in a proceeding at law or in equity).

(b) Certain laws and decisions applicable in the State of West Virginia may limit, render unenforceable or otherwise affect the enforceability of, certain rights, remedies, waivers and other provisions contained in the Indentures. Such laws and decisions do not affect the validity, of the Indentures taken as a whole, and the Indentures, taken together with applicable law, contains adequate provisions for enforcing the obligations of the borrower thereunder and for the practical realization of the material benefits conveyed by the Indentures; provided, however, such laws and decisions do not, in our judgment make the remedies provided for in the Indentures and available at law inadequate for the practical realization of the security intended to be provided by the Indentures.

(c) We express no opinion as to the validity or enforceability of any provision in any Indenture, (1) modifying or waiving any requirement of commercial reasonableness or prior notice or the right of redemption arising under any law, (2) waiving any rights afforded to any party thereto under any constitutional provision, (3) waiving the rights afforded to any party under any statute, or by which any party thereto waives any rights afforded to such party by applicable law, except to the extent such waiver expressly is permitted by statute, (4) imposing penalties, forfeitures, increased rates or late payment charges upon delinquency in payment or the occurrence of an event of default; (5) requiring the payment of interest on interest; (6) waiving any right to jury trial; or (7) waiving any right with respect to consent to jurisdiction or venue.

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

March 12, 2019

(d) We express no opinion as to the enforceability of any rights to indemnification or contribution provided in the Indentures which may be deemed violative of public policy or any rights of setoff or similar rights provided in the Indentures.

(e) We express no opinion concerning the existence, location, or ownership of, or legal or equitable title to, any property or the priority of the interest of any entity in any property or any interest in property nor as to matters of lien priority, land use, including without limitation, zoning and subdivision matters, building codes, environmental laws, or other matters affecting any real property interest or title interests.

(f) We express no opinion as to the enforceability of any provision that would purport to permit the beneficiaries to confess judgment against the West Virginia Subsidiary Guarantor.

(g) We express no opinion as to the validity or enforceability of any covenant of the Indentures that is not set forth in full in such Indenture but which is incorporated by reference to another document.

(h) We express no opinion regarding any matter involving the licensing and/or regulation of any nursing home, hospice, residential care community or other health care provider as the same are defined in West Virginia Code Section 16-1-1 et seq.

(i) We have made no investigation and express no opinion as to the applicability to the Indentures or to the transaction contemplated thereby of provisions of the Federal Bankruptcy Code relating to fraudulent conveyances or fraudulent transfers.

(j) Our opinions are subject to Section 522 of the United States Bankruptcy Code and with respect to proceeds of personal property, our opinions are limited in accordance with the provisions of Section 9-315 of the UCC.

(k) We express no opinion as to any of the following: (1) the accuracy or completeness of any financial, accounting or statistical information furnished by the West Virginia Subsidiary Guarantor to any third party; (2) the financial status of the West Virginia Subsidiary Guarantor; (3) the West Virginia Subsidiary Guarantor’s ability to perform its obligations under the Indentures other than as specifically opined herein; and (4) the accuracy or completeness of any representations made by the West Virginia Subsidiary Guarantor other than as specifically opined herein.

(l) This opinion letter is rendered as of the date set forth above, and is limited to present statutes, laws and regulations and to the facts as they currently exist. We disclaim any responsibility for notifying you of any changes affecting this opinion letter that later comes to our attention and we assume no obligation to update or supplement this opinion letter.

We are qualified to practice law in the State of West Virginia. We do not express any opinion herein concerning the laws of any jurisdiction other than the laws of the State of West Virginia.

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

March 12, 2019

We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Simpson Thacher & Bartlett LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Respectfully submitted,

/s/ Steptoe & Johnson PLLC